Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS 2014 FOURTH QUARTER EARNINGS
Diluted Earnings per Share of $0.53 for the Quarter Compared to $0.45 a Year Ago

WATERBURY, Conn., January 22, 2015 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $48.4 million, or $0.53 per diluted share, for the quarter ended December 31, 2014 compared to $41.1 million, or $0.45 per diluted share, for the quarter ended December 31, 2013. The quarter ended December 31, 2013 included a $0.05 per diluted share negative impact from the Volcker Rule.

For the full year 2014, net income available to common shareholders was $189.2 million, or $2.08 per diluted share, compared to $168.7 million, or $1.86 per diluted share, for the full year 2013.

“Strong loan demand boosted revenue and profit in the fourth quarter and full year 2014. Revenue grew for the twenty-first consecutive quarter and net income reached record levels," said James C. Smith, chairman and chief executive officer. "Record lending to businesses once again led the way, as Webster bankers excelled in service to our customers and communities. Further strength in credit quality reflects our customers’ solid financial condition amid a gradually improving economy.”

Highlights for the fourth quarter of 2014 compared to the fourth quarter of 2013:

•
Core revenue of $214.2 million, a record, increased 4.3 percent, while core expenses increased by 2.2 percent leading to record core pre-provision net revenue of $86.6 million, or a 7.5 percent improvement.

•	Record level of net income at $51.0 million, up 16.6 percent.

•	Efficiency ratio of 58.65 percent, an improvement of 65 basis points. Positive operating leverage of 2.1 percent.

•
Continued improvement in asset quality: annualized net charge-off rate at 20 basis points of average total loans is at the lowest level since the third quarter of 2007; nonperforming loans as a percentage of total loans at December 31, 2014 is at the lowest level since the end of 2007.

•	Annualized return on average tangible common shareholders’ equity of 11.75 percent.

Year-over-year highlights:

•	Growth in commercial and commercial real estate loans of $1.0 billion, or 15.3 percent. Overall loan growth of $1.2 billion, or 9.5 percent.

•	Deposit growth of $797.2 million, or 5.4 percent.
“Webster’s consistent achievement of revenue growth while strategically investing in our businesses resulted in the efficiency ratio improving a full percentage point to 59.30 percent in 2014,” said Glenn MacInnes, executive vice president and chief financial officer. “Webster’s recent Health Savings Account acquisition underscores our ability to invest in businesses that achieve Economic Profit.”
Quarterly net interest income compared to fourth quarter of 2013:

•	Net interest income was $160.6 million, a record, compared to $153.9 million.

•	Net interest margin was 3.17 percent compared to 3.27 percent. The yield on interest-earning assets declined by 11 basis points, while the cost of funds was unchanged.

•	Average interest-earning assets totaled $20.5 billion and grew by $1.4 billion, or 7.4 percent.

•	Average loans grew by $1.2 billion, or 9.3 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $9.5 million in the fourth quarter of 2014 compared to $9.5 million in the third quarter of 2014 and $9.0 million in the fourth quarter of 2013.

•
Net charge-offs were $6.7 million compared to $7.9 million in the prior quarter and $14.0 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.20 percent compared to 0.24 percent in the prior quarter and 0.45 percent a year ago.

•
The allowance for loan losses represented 1.15 percent of total loans at December 31, 2014 compared to 1.16 percent at September 30, 2014 and 1.20 percent at December 31, 2013. The allowance for loan losses represented 121 percent of nonperforming loans at December 31 compared to 112 percent at September 30 and 94 percent a year ago.

Quarterly non-interest income compared to the fourth quarter of 2013:

•
Total non-interest income was $53.8 million compared to $44.3 million, an increase of $9.5 million. Excluding securities gains and other-than-temporary impairment charges, a $2.0 million year-over-year increase in core non-interest income reflects an increase of $2.4 million in loan related fees, an increase of $2.3 million in other income, and a $0.7 million increase in deposit service fees offset by a $1.8 million reduction in mortgage banking activities and a $1.5 million reduction in wealth and investment services.

Quarterly non-interest expense compared to the fourth quarter of 2013:

•
Total non-interest expense was $130.3 million compared to $126.6 million, an increase of $3.7 million. Included in non-interest expense are $2.7 million of net one-time costs. These costs primarily consist of a provision for a litigation reserve and other costs. There were $1.6 million of net one-time costs in the year-ago quarter.

•
Non-interest expense, excluding one-time costs, increased $2.5 million. This increase is attributable to an increase of $3.1 million in compensation and benefits primarily related to annual merit increases and an increase of $1.2 million in technology and equipment expense primarily due to the installation of a new core system at the company’s HSA Bank division offset by a $1.7 million reduction in professional and outside services.

•	Foreclosed and repossessed asset expenses were $0.2 million compared to $0.4 million, while net gains on foreclosed and repossessed assets were flat to a year ago at $0.2 million.

Quarterly income taxes compared to the fourth quarter of 2013:

•
The Company recorded $23.6 million of income tax expense in the fourth quarter. The effective tax rate was 31.6 percent compared to 30.0 percent a year ago, reflecting a $0.3 million net tax expense specific to the quarter, compared to a $0.3 million net tax benefit a year ago, and the effects of increased pre-tax income and decreased benefits from tax-exempt interest income

Investment securities:

•
Total investment securities were $6.7 billion at December 31, 2014 compared to $6.5 billion at September 30, 2014 and a year ago. The carrying value of the available-for-sale portfolio included $25.9 million of net unrealized gains compared to $20.8 million at September 30 and $3.9 million a year ago, while the carrying value of the held-to-maturity portfolio does not reflect $75.8 million of net unrealized gains compared to $57.8 million at September 30 and $12.2 million a year ago.

Loans:

•	Total loans were $13.9 billion at December 31, 2014 compared to $13.5 billion at September 30, 2014 and $12.7 billion at December 31, 2013. In the quarter, commercial, commercial real estate, and residential mortgage loans increased by $164.9 million, $200.3 million, and $53.8 million, respectively, while consumer loans decreased by $32.5 million.

•	Compared to a year ago, commercial, commercial real estate, residential mortgage, and consumer loans increased by $543.7 million, $496.1 million, $147.8 million, and $12.7 million, respectively.

•
Loan originations for portfolio in the fourth quarter were $1.319 billion compared to $1.168 billion in the third quarter and $1.094 billion a year ago. In addition, $87 million of residential loans were originated for sale in the quarter compared to $78 million in the prior quarter and $95 million a year ago.

Asset quality:

•
Past due loans were $40.3 million at December 31, 2014 compared to $45.3 million at September 30, 2014 and $52.9 million a year ago. Compared to September 30, past due commercial non-mortgage loans decreased $6.7 million while past due residential mortgage, commercial real estate, equipment financing, and liquidating consumer loans increased $1.2 million, $1.1 million, $0.3 million, and $0.2 million, respectively. Loans past due 90 days and still accruing decreased $1.2 million. Compared to a year ago, past due consumer, commercial real estate, commercial non-mortgage, residential mortgages, and consumer liquidating loans decreased $3.1 million, $2.2 million, $2.0 million, $1.1 million, and $0.1 million, respectively, while past due equipment financing loans increased $0.3 million. Loans past due 90 days and still accruing decreased $4.5 million.

•
Past due loans represented 0.29 percent of total loans at year end, 0.34 percent at September 30, and 0.42 percent a year ago. Past due loans for the continuing portfolio were $38.6 million at year end compared to $43.9 million at September 30 and $51.1 million a year ago. Past due loans for the liquidating portfolio were $1.7 million at December 31 compared to $1.4 million at September 30 and $1.8 million a year ago.

•
Total nonperforming loans decreased to $131.9 million, or 0.95 percent of total loans, at quarter end compared to $139.8 million, or 1.03 percent, at September 30, and $162.9 million, or 1.28 percent, a year ago. Total paying nonperforming loans at December 31 were $30.5 million compared to $35.0 million at September 30 and $48.8 million a year ago.

Deposits and borrowings:

•
Total deposits were $15.7 billion at December 31, 2014 compared to $15.5 billion at September 30, 2014 and $14.9 billion a year ago. Compared to September 30, increases of $342.1 million in demand deposits, $108.7 million in interest-bearing checking, $15.1 million in savings, and $5.7 million in brokered certificates of deposit were offset by declines of $330.6 million in money market deposits and $36.4 million in certificates of deposit. Compared to a year ago, increases of $512.2 million in interest-bearing checking, $470.7 million in demand deposits, $151.9 million in brokered certificates of deposit, and $28.8 million in savings were offset by declines of $259.1 million in money market deposits and $107.5 million in certificates of deposit.

•
Core to total deposits were 85.5 percent at December 31, 85.2 percent at September 30, and 85.0 percent a year ago. Loans to deposits were 88.8 percent compared to 86.9 percent at September 30 and 85.5 percent a year ago.

•	Total borrowings were $4.3 billion at year end compared to $3.8 billion at September 30 and $3.6 billion a year ago.

Capital:

•
The return on average tangible common shareholders’ equity and the return on average common shareholders’ equity were 11.75 percent and 8.84 percent, respectively, for the fourth quarter of 2014 compared to 11.14 percent and 8.06 percent, respectively, in the fourth quarter of 2013.

•
The tangible equity and tangible common equity ratios were 8.14 percent and 7.45 percent, respectively, at December 31, 2014 compared to 8.24 percent and 7.49 percent, respectively, at December 31, 2013. The Tier 1 common equity to risk-weighted assets ratio was 11.44 percent at December 31 compared to 11.43 percent a year ago.

•	Book value and tangible book value per common share were $23.99 and $18.10, respectively, at December 31, 2014 compared to $22.77 and $16.85, respectively, at December 31, 2013.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $22.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 164 banking centers, 314 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2014 fourth quarter earnings announcement will be held today, Thursday, January 22, 2015 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
		At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Income and performance ratios (annualized):
Net income	$51,015	$50,458	$47,856	$50,423	$43,754
Net income available to common shareholders	48,376	47,819	45,217	47,784	41,115
Net income per diluted common share	0.53	0.53	0.50	0.53	0.45
Return on average assets	0.93%	0.94%	0.90%	0.96%	0.85%
Return on average tangible common shareholders' equity	11.75	11.86	11.52	12.51	11.14
Return on average common shareholders’ equity	8.84	8.88	8.54	9.16	8.06
Non-interest income as a percentage of total revenue	25.08	24.44	23.48	24.29	22.34
Efficiency ratio	58.65	58.98	59.26	60.34	59.30

Asset quality:
Allowance for loan losses	$159,264	$156,482	$154,868	$153,600	$152,573
Nonperforming assets	138,436	145,053	151,207	152,900	171,607
Allowance for loan losses / total loans	1.15%	1.16%	1.17%	1.18%	1.20%
Net charge-offs / average loans (annualized)	0.20	0.24	0.24	0.25	0.45
Nonperforming loans / total loans	0.95	1.03	1.09	1.12	1.28
Nonperforming assets / total loans plus OREO	1.00	1.07	1.14	1.18	1.35
Allowance for loan losses / nonperforming loans	120.73	111.91	107.19	105.84	93.65

Other ratios (annualized):
Tangible equity ratio	8.14%	8.35%	8.34%	8.26%	8.24%
Tangible common equity ratio	7.45	7.64	7.62	7.53	7.49
Tier 1 risk-based capital ratio (a)	12.96	13.06	12.97	13.07	13.07
Total risk-based capital (a)	14.06	14.17	14.09	14.20	14.21
Tier 1 common equity / risk-weighted assets (a)	11.44	11.50	11.40	11.45	11.43
Shareholders’ equity / total assets	10.31	10.59	10.61	10.58	10.59
Net interest margin	3.17	3.17	3.19	3.26	3.27

Share and equity related:
Common equity	$2,171,032	$2,159,201	$2,132,829	$2,087,980	$2,057,539
Book value per common share	23.99	23.93	23.63	23.13	22.77
Tangible book value per common share	18.10	18.02	17.72	17.21	16.85
Common stock closing price	32.53	29.14	31.54	31.06	31.18
Dividends declared per common share	0.20	0.20	0.20	0.15	0.15

Common shares issued and outstanding	90,512	90,248	90,246	90,269	90,367
Basic shares (weighted average)	90,045	89,888	89,776	89,880	89,887
Diluted shares (weighted average)	90,741	90,614	90,528	90,658	90,602

(a)	The ratios presented are projected for December 31, 2014 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2014	September 30, 2014	December 31, 2013
Assets:
Cash and due from banks	$261,544	$207,128	$223,616
Interest-bearing deposits	132,695	105,394	23,674
Investment securities:
Available for sale, at fair value	2,793,873	2,873,886	3,106,931
Held to maturity	3,872,955	3,641,979	3,358,721
Total securities	6,666,828	6,515,865	6,465,652
Loans held for sale	67,952	26,083	20,802
Loans:
Commercial	4,287,021	4,122,141	3,743,301
Commercial real estate	3,554,428	3,354,107	3,058,362
Residential mortgages	3,509,175	3,455,354	3,361,425
Consumer	2,549,401	2,581,900	2,536,688
Total loans	13,900,025	13,513,502	12,699,776
Allowance for loan losses	(159,264)	(156,482)	(152,573)
Loans, net	13,740,761	13,357,020	12,547,203
Federal Home Loan Bank and Federal Reserve Bank stock	193,290	171,174	158,878
Premises and equipment, net	121,933	118,608	121,605
Goodwill and other intangible assets, net	532,553	532,969	535,238
Cash surrender value of life insurance policies	440,073	438,100	430,535
Deferred tax asset, net	74,077	62,884	65,109
Accrued interest receivable and other assets	301,304	291,657	260,687
Total Assets	$22,533,010	$21,826,882	$20,852,999

Liabilities and Equity:
Deposits:
Demand	$3,598,872	$3,256,741	$3,128,152
Interest-bearing checking	3,979,846	3,871,152	3,467,601
Money market	1,908,522	2,239,106	2,167,593
Savings	3,892,778	3,877,673	3,863,930
Certificates of deposit	1,971,567	2,007,942	2,079,027
Brokered certificates of deposit	300,020	294,304	148,117
Total deposits	15,651,605	15,546,918	14,854,420
Securities sold under agreements to repurchase and other borrowings	1,250,756	1,236,975	1,331,662
Federal Home Loan Bank advances	2,859,431	2,290,204	2,052,421
Long-term debt	226,237	226,208	228,365
Accrued expenses and other liabilities	222,300	215,727	176,943
Total liabilities	20,210,329	19,516,032	18,643,811

Preferred stock	151,649	151,649	151,649
Common shareholders' equity	2,171,032	2,159,201	2,057,539
Webster Financial Corporation shareholders’ equity	2,322,681	2,310,850	2,209,188
Total Liabilities and Equity	$22,533,010	$21,826,882	$20,852,999

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2014	2013	2014	2013
Interest income:
Interest and fees on loans and leases	$132,604	$124,110	$511,612	$489,372
Interest and dividends on securities	50,921	51,294	206,472	196,200
Loans held for sale	226	307	857	2,068
Total interest income	183,751	175,711	718,941	687,640
Interest expense:
Deposits	11,322	10,800	44,162	46,582
Borrowings	11,781	11,027	46,338	44,330
Total interest expense	23,103	21,827	90,500	90,912
Net interest income	160,648	153,884	628,441	596,728
Provision for loan losses	9,500	9,000	37,250	33,500
Net interest income after provision for loan losses	151,148	144,884	591,191	563,228
Non-interest income:
Deposit service fees	25,928	25,182	103,431	98,968
Loan related fees	8,361	5,930	23,212	21,860
Wealth and investment services	8,517	9,990	34,946	34,771
Mortgage banking activities	977	2,775	4,070	16,359
Increase in cash surrender value of life insurance policies	3,278	3,422	13,178	13,770
Net gain on investment securities	1,121	4	5,499	712
Other income	6,492	4,238	18,917	11,887
	54,674	51,541	203,253	198,327
Loss on write-down of investment securities to fair value	(899)	(7,277)	(1,145)	(7,277)
Total non-interest income	53,775	44,264	202,108	191,050
Non-interest expense:
Compensation and benefits	71,220	68,155	270,151	264,835
Occupancy	11,518	12,084	47,325	48,794
Technology and equipment expense	15,827	14,583	61,993	60,326
Marketing	3,918	3,225	15,379	15,502
Professional and outside services	1,855	3,601	8,296	9,532
Intangible assets amortization	416	1,193	2,685	4,919
Foreclosed and repossessed asset expenses	244	400	1,223	1,338
Foreclosed and repossessed asset gains	(238)	(229)	(1,297)	(1,295)
Loan workout expenses	685	1,370	3,507	6,216
Deposit insurance	5,856	5,116	22,670	21,114
Other expenses	16,288	15,547	67,177	61,129
	127,589	125,045	499,109	492,410
Debt prepayment penalties	—	—	—	43
Severance, contract, and other	633	389	964	4,284
Acquisition costs	396	—	540	—
Branch and facility optimization	276	1,205	125	1,322
Provision for litigation and settlements	1,400	—	1,400	—
Total non-interest expense	130,294	126,639	502,138	498,059
Income before income taxes	74,629	62,509	291,161	256,219
Income tax expense	23,614	18,755	91,409	76,670
Net income	51,015	43,754	199,752	179,549
Preferred stock dividends	(2,639)	(2,639)	(10,556)	(10,803)
Net income available to common shareholders	$48,376	$41,115	$189,196	$168,746

Diluted shares (average)	90,741	90,602	90,620	90,261

Net income per common share available to common shareholders:
Basic	$0.54	$0.46	$2.10	$1.90
Diluted	0.53	0.45	2.08	1.86

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Interest income:
Interest and fees on loans and leases	$132,604	$129,227	$125,771	$124,010	$124,110
Interest and dividends on securities	50,921	50,448	51,511	53,592	51,294
Loans held for sale	226	239	215	177	307
Total interest income	183,751	179,914	177,497	177,779	175,711
Interest expense:
Deposits	11,322	11,345	10,851	10,644	10,800
Borrowings	11,781	11,199	11,524	11,834	11,027
Total interest expense	23,103	22,544	22,375	22,478	21,827
Net interest income	160,648	157,370	155,122	155,301	153,884
Provision for loan losses	9,500	9,500	9,250	9,000	9,000
Net interest income after provision for loan losses	151,148	147,870	145,872	146,301	144,884
Non-interest income:
Deposit service fees	25,928	26,489	26,302	24,712	25,182
Loan related fees	8,361	5,479	4,890	4,482	5,930
Wealth and investment services	8,517	8,762	8,829	8,838	9,990
Mortgage banking activities	977	1,805	513	775	2,775
Increase in cash surrender value of life insurance policies	3,278	3,346	3,296	3,258	3,422
Net gain on investment securities	1,121	42	—	4,336	4
Other income	6,492	5,071	3,839	3,515	4,238
	54,674	50,994	47,669	49,916	51,541
Loss on write-down of investment securities to fair value	(899)	(85)	(73)	(88)	(7,277)
Total non-interest income	53,775	50,909	47,596	49,828	44,264
Non-interest expense:
Compensation and benefits	71,220	66,849	65,711	66,371	68,155
Occupancy	11,518	11,557	11,491	12,759	12,084
Technology and equipment expense	15,827	15,419	15,737	15,010	14,583
Marketing	3,918	4,032	4,249	3,180	3,225
Professional and outside services	1,855	2,470	1,269	2,702	3,601
Intangible assets amortization	416	432	669	1,168	1,193
Foreclosed and repossessed asset expenses	244	387	134	458	400
Foreclosed and repossessed asset gains	(238)	(225)	(574)	(260)	(229)
Loan workout expenses	685	969	801	1,052	1,370
Deposit insurance	5,856	5,938	5,565	5,311	5,116
Other expenses	16,288	17,227	17,008	16,654	15,547
	127,589	125,055	122,060	124,405	125,045
Severance, contract, and other	633	42	267	22	389
Acquisition costs	396	144	—	—	—
Branch and facility optimization	276	(599)	258	190	1,205
Provision for litigation and settlements	1,400	—	—	—	—
Total non-interest expense	130,294	124,642	122,585	124,617	126,639
Income before income taxes	74,629	74,137	70,883	71,512	62,509
Income tax expense	23,614	23,679	23,027	21,089	18,755
Net income	51,015	50,458	47,856	50,423	43,754
Preferred stock dividends	(2,639)	(2,639)	(2,639)	(2,639)	(2,639)
Net income available to common shareholders	$48,376	$47,819	$45,217	$47,784	$41,115

Diluted shares (average)	90,741	90,614	90,528	90,658	90,602

Net income per common share available to common shareholders:
Basic	$0.54	$0.53	$0.50	$0.53	$0.46
Diluted	0.53	0.53	0.50	0.53	0.45

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended December 31,
		2014			2013
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$13,715,522	$133,141	3.83%	$12,548,193	$124,540	3.92%
Investment securities (a)	6,522,767	51,778	3.19	6,327,569	53,141	3.37
Federal Home Loan and Federal Reserve Bank stock	177,324	1,206	2.70	158,878	862	2.15
Interest-bearing deposits	43,864	28	0.25	15,190	11	0.28
Loans held for sale	25,427	226	3.55	30,645	307	4.01
Total interest-earning assets	20,484,904	$186,379	3.61%	19,080,475	$178,861	3.72%
Non-interest-earning assets	1,545,106			1,495,745
Total assets	$22,030,010			$20,576,220

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,364,956	$—	—%	$3,038,618	$—	—%
Savings, interest checking, and money market	9,912,875	4,359	0.17	9,618,539	4,668	0.19
Certificates of deposit	2,288,075	6,963	1.21	2,248,483	6,132	1.08
Total deposits	15,565,906	11,322	0.29	14,905,640	10,800	0.29

Securities sold under agreements to repurchase and other borrowings	1,282,805	4,514	1.38	1,320,820	5,278	1.56
Federal Home Loan Bank advances	2,444,900	4,857	0.78	1,734,177	3,930	0.89
Long-term debt	226,218	2,410	4.26	228,741	1,819	3.18
Total borrowings	3,953,923	11,781	1.17	3,283,738	11,027	1.32
Total interest-bearing liabilities	19,519,829	$23,103	0.47%	18,189,378	$21,827	0.47%
Non-interest-bearing liabilities	169,475			194,758
Total liabilities	19,689,304			18,384,136

Preferred stock	151,649			151,649
Common shareholders' equity	2,189,057			2,040,435
Webster Financial Corp. shareholders' equity	2,340,706			2,192,084
Total liabilities and equity	$22,030,010			$20,576,220
Tax-equivalent net interest income		163,276			157,034
Less: tax-equivalent adjustment		(2,628)			(3,150)
Net interest income		$160,648			$153,884
Net interest margin			3.17%			3.27%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Twelve Months Ended December 31,
		2014			2013
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$13,275,340	$513,705	3.87%	$12,235,821	$490,985	4.01%
Investment securities (a)	6,446,799	210,721	3.28	6,268,889	204,287	3.28
Federal Home Loan and Federal Reserve Bank stock	168,036	4,719	2.81	158,233	3,437	2.17
Interest-bearing deposits	24,376	63	0.26	21,800	84	0.39
Loans held for sale	22,642	857	3.78	63,870	2,068	3.24
Total interest-earning assets	19,937,193	$730,065	3.67%	18,748,613	$700,861	3.74%
Non-interest-earning assets	1,523,606			1,513,906
Total assets	$21,460,799			$20,262,519

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,216,777	$—	—%	$2,939,324	$—	—%
Savings, interest checking, and money market	9,863,703	17,800	0.18	9,511,386	18,376	0.19
Certificates of deposit	2,280,668	26,362	1.16	2,357,321	28,206	1.20
Total deposits	15,361,148	44,162	0.29	14,808,031	46,582	0.31

Securities sold under agreements to repurchase and other borrowings	1,353,308	19,388	1.43	1,228,002	20,800	1.69
Federal Home Loan Bank advances	2,038,749	16,909	0.83	1,652,471	16,229	0.98
Long-term debt	252,368	10,041	3.98	233,850	7,301	3.12
Total borrowings	3,644,425	46,338	1.27	3,114,323	44,330	1.42
Total interest-bearing liabilities	19,005,573	$90,500	0.48%	17,922,354	$90,912	0.51%
Non-interest-bearing liabilities	165,661			190,452
Total liabilities	19,171,234			18,112,806

Preferred stock	151,649			151,649
Common shareholders' equity	2,137,916			1,998,064
Webster Financial Corp. shareholders' equity	2,289,565			2,149,713
Total liabilities and equity	$21,460,799			$20,262,519
Tax-equivalent net interest income		639,565			609,949
Less: tax-equivalent adjustment		(11,124)			(13,221)
Net interest income		$628,441			$596,728
Net interest margin			3.21%			3.26%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$3,087,940	$2,984,949	$2,978,576	$2,926,223	$2,723,566
Equipment financing	537,751	490,150	464,948	457,670	460,450
Asset-based lending	661,330	647,042	624,565	585,615	559,285
Commercial real estate	3,554,428	3,354,107	3,291,892	3,143,612	3,058,362
Residential mortgages	3,509,174	3,455,353	3,366,091	3,356,538	3,361,424
Consumer	2,457,345	2,485,870	2,449,730	2,422,377	2,431,786
Total continuing portfolio	13,807,968	13,417,471	13,175,802	12,892,035	12,594,873
Allowance for loan losses	(149,813)	(145,818)	(143,440)	(141,352)	(137,821)
Total continuing portfolio, net	13,658,155	13,271,653	13,032,362	12,750,683	12,457,052
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	92,056	96,030	99,577	102,706	104,902
Total liquidating portfolio	92,057	96,031	99,578	102,707	104,903
Allowance for loan losses	(9,451)	(10,664)	(11,428)	(12,248)	(14,752)
Total liquidating portfolio, net	82,606	85,367	88,150	90,459	90,151
Total Loan Balances (actuals)	13,900,025	13,513,502	13,275,380	12,994,742	12,699,776
Allowance for loan losses	(159,264)	(156,482)	(154,868)	(153,600)	(152,573)
Loans, net	$13,740,761	$13,357,020	$13,120,512	$12,841,142	$12,547,203

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$3,036,412	$2,987,403	$2,963,150	$2,853,516	$2,625,654
Equipment financing	509,331	478,333	459,140	456,391	436,328
Asset-based lending	647,952	621,856	612,170	562,443	587,039
Commercial real estate	3,452,954	3,329,767	3,195,746	3,080,575	3,003,837
Residential mortgages	3,483,444	3,409,010	3,361,276	3,364,746	3,359,186
Consumer	2,491,359	2,467,839	2,437,452	2,431,900	2,429,354
Total continuing portfolio	13,621,452	13,294,208	13,028,934	12,749,571	12,441,398
Allowance for loan losses	(150,706)	(146,863)	(143,811)	(143,676)	(141,460)
Total continuing portfolio, net	13,470,746	13,147,345	12,885,123	12,605,895	12,299,938
Liquidating Portfolio:
NCLC	1	1	53	1	1
Consumer	94,069	97,661	100,878	103,777	106,794
Total liquidating portfolio	94,070	97,662	100,931	103,778	106,795
Allowance for loan losses	(9,451)	(10,664)	(11,428)	(12,248)	(14,752)
Total liquidating portfolio, net	84,619	86,998	89,503	91,530	92,043
Total Loan Balances (average)	13,715,522	13,391,870	13,129,865	12,853,349	12,548,193
Allowance for loan losses	(160,157)	(157,527)	(155,239)	(155,924)	(156,212)
Loans, net	$13,555,365	$13,234,343	$12,974,626	$12,697,425	$12,391,981

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014 (a)	December 31, 2013
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$6,436	$12,421	$14,152	$12,869	$10,933
Equipment financing	518	1,659	863	1,325	1,141
Asset-based lending	—	—	—	—	—
Commercial real estate	18,675	18,341	19,023	20,009	17,663
Residential mortgages	66,061	68,280	68,439	66,373	81,370
Consumer	35,770	34,566	36,526	38,670	45,573
Nonperforming loans - continuing portfolio	127,460	135,267	139,003	139,246	156,680
Liquidating Portfolio:
Consumer	4,460	4,560	5,475	5,875	6,245
Total nonperforming loans	$131,920	$139,827	$144,478	$145,121	$162,925

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$2,899	$2,899	$3,238	$3,466	$3,618
Repossessed equipment	100	100	100	123	134
Residential	2,280	1,712	2,748	3,721	4,648
Consumer	1,237	515	643	469	282
Total continuing portfolio	6,516	5,226	6,729	7,779	8,682
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$6,516	$5,226	$6,729	$7,779	$8,682
Total nonperforming assets	$138,436	$145,053	$151,207	$152,900	$171,607

(a)	The decreases reflect the reclassification of $17.6 million of residential and consumer loans as accruing in the quarter under regulatory guidance.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$2,099	$8,795	$5,045	$7,913	$4,100
Equipment financing	701	433	290	698	362
Asset-based lending	—	—	—	—	—
Commercial real estate	2,714	1,625	1,610	2,680	4,897
Residential mortgages	17,216	15,980	17,826	18,966	18,285
Consumer	15,867	15,852	18,956	14,552	18,926
Past due 30-89 days - continuing portfolio	38,597	42,685	43,727	44,809	46,570
Liquidating Portfolio:
Consumer	1,658	1,419	2,105	2,325	1,806
Total past due 30-89 days	40,255	44,104	45,832	47,134	48,376
Loans past due 90 days or more and accruing	48	1,241	1,111	850	4,501
Total past due loans	$40,303	$45,345	$46,943	$47,984	$52,877

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Beginning balance	$156,482	$154,868	$153,600	$152,573	$157,545
Provision	9,500	9,500	9,250	9,000	9,000
Charge-offs continuing portfolio:
Commercial non-mortgage	4,097	2,738	3,685	3,148	5,383
Equipment financing	84	491	20	—	178
Asset-based lending	—	—	—	—	3
Commercial real estate	246	139	447	2,405	5,086
Residential mortgages	1,346	1,870	1,840	1,158	2,744
Consumer	3,648	5,078	4,075	4,517	4,402
Charge-offs continuing portfolio	9,421	10,316	10,067	11,228	17,796
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	—
Consumer	563	1,251	1,211	369	1,070
Charge-offs liquidating portfolio	563	1,251	1,211	369	1,070
Total charge-offs	9,984	11,567	11,278	11,597	18,866
Recoveries continuing portfolio:
Commercial non-mortgage	1,258	967	1,121	950	2,029
Equipment financing	702	336	397	799	630
Asset-based lending	—	50	—	23	11
Commercial real estate	217	120	69	479	750
Residential mortgages	291	250	495	108	445
Consumer	636	1,770	923	865	769
Recoveries continuing portfolio	3,104	3,493	3,005	3,224	4,634
Recoveries liquidating portfolio:
NCLC	5	11	12	152	115
Consumer	157	177	279	248	145
Recoveries liquidating portfolio	162	188	291	400	260
Total recoveries	3,266	3,681	3,296	3,624	4,894
Total net charge-offs	6,718	7,886	7,982	7,973	13,972
Ending balance	$159,264	$156,482	$154,868	$153,600	$152,573

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$48,376	$47,819	$45,217	$47,784	$41,115
Amortization of intangibles (tax-affected @ 35%)	270	281	435	759	775
Quarterly net income adjusted for amortization of intangibles	48,646	48,100	45,652	48,543	41,890
Annualized net income used in the return on average tangible common shareholders' equity ratio	$194,584	$192,400	$182,608	$194,172	$167,560

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,189,057	$2,155,103	$2,119,016	$2,087,179	$2,040,435
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(2,862)	(3,294)	(3,762)	(4,754)	(5,922)
Average tangible common shareholders’ equity	$1,656,308	$1,621,922	$1,585,367	$1,552,538	$1,504,626

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,322,681	$2,310,850	$2,284,478	$2,239,629	$2,209,188
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(2,666)	(3,082)	(3,515)	(4,183)	(5,351)
Tangible shareholders’ equity	$1,790,128	$1,777,881	$1,751,076	$1,705,559	$1,673,950

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,322,681	$2,310,850	$2,284,478	$2,239,629	$2,209,188
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(151,649)
Common shareholders' equity	2,171,032	2,159,201	2,132,829	2,087,980	2,057,539
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(2,666)	(3,082)	(3,515)	(4,183)	(5,351)
Tangible common shareholders’ equity	$1,638,479	$1,626,232	$1,599,427	$1,553,910	$1,522,301

Reconciliation of period-end assets to period-end tangible assets
Assets	$22,533,010	$21,826,882	$21,524,337	$21,175,745	$20,852,999
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(2,666)	(3,082)	(3,515)	(4,183)	(5,351)
Tangible assets	$22,000,457	$21,293,913	$20,990,935	$20,641,675	$20,317,761

Book value per common share
Common shareholders’ equity	$2,171,032	$2,159,201	$2,132,829	$2,087,980	$2,057,539
Ending common shares issued and outstanding (in thousands)	90,512	90,248	90,246	90,269	90,367
Book value per share of common stock	$23.99	$23.93	$23.63	$23.13	$22.77

Tangible book value per common share
Tangible common shareholders’ equity	$1,638,479	$1,626,232	$1,599,427	$1,553,910	$1,522,301
Ending common shares issued and outstanding (in thousands)	90,512	90,248	90,246	90,269	90,367
Tangible book value per common share	$18.10	$18.02	$17.72	$17.21	$16.85

Reconciliation of non-interest expense to non-interest expense used in the efficiency ratio
Non-interest expense	$130,294	$124,642	$122,585	$124,617	$126,639
Foreclosed property expense	(244)	(387)	(134)	(458)	(400)
Intangible assets amortization	(416)	(432)	(669)	(1,168)	(1,193)
Other expense	(2,467)	638	49	48	(1,365)
Non-interest expense used in the efficiency ratio	$127,167	$124,461	$121,831	$123,039	$123,681

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$160,648	$157,370	$155,122	$155,301	$153,884
Fully taxable-equivalent adjustment	2,628	2,700	2,783	3,013	3,150
Non-interest income	53,775	50,909	47,596	49,828	44,264
Net gain on investment securities	(1,121)	(42)	—	(4,336)	(4)
Other	899	85	73	88	7,277
Income used in the efficiency ratio	$216,829	$211,022	$205,574	$203,894	$208,571